EXHIBIT 10.2

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to the Employment Agreement is dated as of March 24, 2021 and effective as of March 19, 2021 and is entered into by and between Genprex, Inc., a Delaware corporation (the “Company”) and  Michael Redman (the “Employee”). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Employment Agreement (as defined herein).

WHEREAS, on March 12, 2020, the Company entered into an employment agreement with the Employee pursuant to which the Employee serves as Executive Vice President and Chief Operating Officer of the Company (the “Employment Agreement”); and

WHEREAS, the Company and the Employee desire to amend the Employment Agreement to increase Employee’s salary as set forth herein.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 4.1 of the Employment Agreement is amended and restated in its entirety as follows:

4.1 Base Salary. While employed by the Company pursuant to this Agreement, the Company shall pay the Employee an annual base salary of $400,000 (the “Base Salary”), payable in accordance with the Company’s normal payroll practices. The Company shall periodically review (at least annually) Employee’s compensation and benefits, provided that any changes thereto shall be determined by the Company in its sole and absolute discretion.

2.

This Amendment shall be for the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Except as amended hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect, and the Employment Agreement is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Employment Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Employment Agreement as amended by this Amendment. This Amendment shall be construed, enforced, and governed under the internal laws of the State of Texas, without giving effect to any choice of law provision or rule of any other jurisdiction. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

GENPREX, INC.

By:	/s/ Rodney Varner
Name: Rodney Varner
Title: Chief Executive Officer

EMPLOYEE

By:	/s/ Michael Redman
Michael Redman